Exhibit (b)-(11)

SECOND AMENDMENT AGREEMENT

dated 25 April 2022

BETWEEN

GARNET FAITH LIMITED
as Company

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH

(招商银行股份有限公司上海分行)

and

SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH

(上海浦东发展银行股份有限公司上海分行)

as Arrangers

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行)

and

SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH (上海浦东发展银行股份有限公司上海分

行)

as Original Lenders

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH

(招商银行股份有限公司上海分行)

as Agent

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH

(招商银行股份有限公司上海分行)

as Security Agent

SCHEDULE 1	4
AMENDMENTS TO ORIGINAL FACILITIES AGREEMENT	4

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THIS AGREEMENT is dated 25 April 2022 and is made between:

(1)	GARNET FAITH LIMITED, an exempted company incorporated under the laws of the Cayman Islands with limited liability with registration number 368971 and having its registered address at offices at c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands as original borrower under the Initial Facilities which will be merged into the Target on completion of the Merger and thereafter any reference to the Company means that surviving entity of the Merger (the Company);

(2)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行), incorporated in the PRC with limited liability as sole original mandated lead arranger (the Original Lead Arranger) and SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH (上海浦东发展银行股份有限公司上海分行), incorporated in the PRC with limited liability as original joint mandated lead arranger (the Original Co-Lead Arranger, together with the original lead arranger and whether individually or together, the Arrangers);

(3)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行) and SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH (上海浦东发展银行股份有限公司上海分行) as Original Lenders;

(4)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行) as agent of the other Finance Parties (the Agent); and

(5)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行) as security trustee for the Secured Parties (the Security Agent).

BACKGROUND:

(A)	The Parties (as defined below) enter into this Agreement in connection with the Original Facilities Agreement (as defined below).

(B)	The Parties intend that this Agreement will amend the Original Facilities Agreement on the date of this Agreement. Save as amended and supplemented herein, all terms and conditions of the Original Facilities Agreement (as amended and supplemented by this Agreement) shall remain unchanged and shall be binding and have full force and effect.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

Amended Facilities Agreement means the Original Facilities Agreement as amended by this Agreement.

Original Facilities Agreement means the facilities agreement originally dated 21 October 2021 entered into between, among others, the Company, the Arrangers, the Original Lenders, the Agent and the Security Agent as amended and supplemented by the Amendment Agreement.

Party means a party to this Agreement.

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1.2	Construction

(a)	Unless otherwise expressly defined in this Agreement or the context otherwise requires, words and expressions defined in the Original Facilities Agreement have the same meaning in this Agreement.

(b)	Save as set out in this Agreement, the provisions of clause 1.2 (Construction) and clause 1.5 (Third party rights) of the Original Facilities Agreement apply to this Agreement as though they were set out in full in this Agreement, except that references therein to "this Agreement" will be construed as references to this Agreement.

1.3	Finance Document

This Agreement is designated as a Finance Document by the Agent and the Company.

2.	Amendments to the Original Facilities Agreement

2.1	Amended Facilities Agreement

For the purposes of Clause 38 (Amendments and Waivers) of the Original Facilities Agreement, the Parties agree that the Original Facilities Agreement be varied and amended by this Agreement on and from the date of this Agreement as set out in Schedule 1 (Amendments to Original Facilities Agreement).

2.2	Continuation

(a)	On and from the date hereof, the Original Facilities Agreement and this Agreement shall be read and construed as one document.

(b)	Except as otherwise provided in this Agreement, the Original Facilities Agreement and the other Finance Documents remain in full force and effect.

(c)	Save as expressly provided in this Agreement, nothing in this Agreement shall constitute or be construed as a waiver or compromise of any term or condition of the Finance Documents or of the rights of any Finance Party in relation to the Finance Documents.

(d)	On and from the date hereof, references in the Original Facilities Agreement to "this Agreement", "hereunder", "herein" and like terms or to any provision of the Original Facilities Agreement shall be construed as a reference to the Amended Facilities Agreement or a provision of the Amended Facilities Agreement, as applicable.

3.	Representations

The Company:

(a)	confirms to each Finance Party that on the date of this Agreement the Repeating Representations are true; and

(b)	makes each Repeating Representation on the date of this Agreement as if references to the Original Facilities Agreement and Finance Documents are construed as references to this Agreement, the Amended Facilities Agreement and the Finance Documents,

in each case, each Repeating Representation is applied to the facts and circumstances then existing.

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4.	Miscellaneous

4.1	Incorporation

The provisions of clauses 34 (Notices), 36 (Partial Invalidity) and 38 (Amendments and Waivers), of the Original Facilities Agreement shall apply to this Agreement as though they were set out in full in this Agreement, except that references therein to "this Agreement" will be construed as references to this Agreement.

4.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	Governing Law and enforcement

5.1	Governing Law

This Agreement is governed by Hong Kong law.

5.2	Enforcement

Clause 42 (Enforcement) of the Original Facilities Agreement shall apply to this Agreement as though it was set out in full in this Agreement, except that references therein to "this Agreement" will be construed as references to this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

AMENDMENTS TO ORIGINAL FACILITIES AGREEMENT

Terms defined in or construed for the purposes of the Original Facilities Agreement have the same meaning when used in this Schedule unless given a different meaning herein.

No.	Clause Reference	Provisions in the Original Facilities Agreement	Amendments to the Original Facilities Agreement
1.	Definition of “Account Control Agreement” in Clause 1.1 (Definitions)	Account Control Agreement means any account control agreement entered into between, amongst others, the relevant Target Group Members and an Original Cash Bridge Facility (Tranche A) Lender in respect of any CBF Tranche A Cash or an Original Cash Bridge Facility (Tranche B) Lender in respect of any CBF Tranche B Cash (as the case may be) on or prior to the Initial Utilisation Date in respect of the Initial Term Facility with account control mechanism therein to be effective from the Closing Date in the form agreed by the Company and the Agent on or prior to the Signing Date.

The definition of “Account Control Agreement” shall be deleted in its entirety and be replaced with the following:

Account Control Agreement means any account control agreement entered into between, amongst others, the relevant Target Group Members and an Original Cash Bridge Facility (Tranche A) Lender in respect of any CBF Tranche A Cash or an Original Cash Bridge Facility (Tranche B) Lender in respect of any CBF Tranche B Cash (as the case may be) on or prior to the Initial Utilisation Date in respect of a Cash Bridge Facility with account control mechanism therein to be effective from the Closing Date in the form agreed by the Company and the Agent on or prior to the Signing Date.

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2.	Definition of “Availability Period” in Clause 1.1 (Definitions)

Availability Period means:

(a)            (in relation to the first Utilisation of each Initial Facility) the period from and including the Signing Date to and including the earliest of:

(i)             the Initial Utilisation Date in respect of the Initial Term Facility;

(ii)           the first date on which the Merger Agreement is terminated or ceases to have effect and has lapsed in accordance with its terms; and

(iii)           the date falling 12 months from the date of the Amendment Agreement;

(b)            (in relation to any subsequent Utilisation of the Initial Term Facility) the period from and including the Initial Utilisation Date in respect of the Initial Term Facility to and including the date falling 24 Months after the Initial Utilisation Date in respect of the Initial Term Facility; or

(c)            (in relation to any Additional Facility) the availability period specified in the Additional Facility Notice delivered by the Company in accordance with Clause 2.3 (Additional Facility)  for that Additional Facility.

The definition of “Availability Period” shall be deleted in its entirety and be replaced with the following:

Availability Period means:

(a)            in relation to the Initial Term Facility, the period from and including the Signing Date to and including the earlier of:

(i)            the first date on which the Merger Agreement is terminated or ceases to have effect and has lapsed in accordance with its terms; and

(ii)           the date falling 24 Months from the date of the Second Amendment Agreement;

(b)           in relation to each Cash Bridge Facility, the period from and including the Signing Date to and including the earliest of:

(i)            the first date on which the Merger Agreement is terminated or ceases to have effect and has lapsed in accordance with its terms;

(ii)           the date falling 12 Months from the date of the Second Amendment Agreement; and

(iii)           the first Utilisation Date of the Initial Term Facility; or

(c)           (in relation to any Additional Facility) the availability period specified in the Additional Facility Notice delivered by the Company in accordance with Clause 2.3 (Additional Facility)  for that Additional Facility.

3.	Definition of “Facilities Fee Letter” in Clause 1.1 (Definitions)	Facilities Fee Letter means the fee letter dated on or about the date of this Agreement between, among others, the Company and the Arrangers in relation to the applicable Margin and fees in connection with this Agreement.

The definition of “Facilities Fee Letter” shall be deleted in its entirety and be replaced with the following:

Facilities Fee Letter means the fee letter dated on or about the date of the Second Amendment Agreement between, among others, the Company and the Arrangers in relation to the applicable Margin and fees in connection with this Agreement, as amended and supplemented from time to time.

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4.	Definition of “Finance Document” in Clause 1.1 (Definitions)

Finance Document means this Agreement, the Amendment Agreement, any Accession Deed, any Compliance Certificate, any Fee Letter, any Hedging Agreement, the Intercreditor Agreement, the Deed of Guarantee, any CBF Security Coordination Agreement, any Resignation Letter, any Selection Notice, any Increase Confirmation - Cancelled Commitments, any Ancillary Document, any Transaction Security Document, any Account Control Agreement (prior to the granting of any CBF Security), any Utilisation Request, any Additional Facility Notice, any Additional Facility Lender Accession Notice and any other document designated as a Finance Document by the Agent and the Company in writing, provided that where the term Finance Document is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)            the definition of Material Adverse Effect;

(b)           paragraph (a) of the definition of Permitted Transaction;

(c)            the definition of Transaction Documents;

(d)           Clauses 2.4 (Finance Parties’ rights and obligations) and 2.5 (Obligors’ Agent);

(e)            the definition of Transaction Security Documents;

(f)            paragraph (a)(v) of Clause 1.2 (Construction); and

(g)           Clause 25 (Events of Default) (other than Clause 25.14 (Repudiation and rescission of agreements) and Clause 25.17 (Acceleration)),

and for the avoidance of doubt, a Hedging Agreement shall be a Finance Document for the purpose of the Deed of Guarantee.

The definition of “Finance Document” shall be deleted in its entirety and be replaced with the following:

Finance Document means this Agreement, the Amendment Agreement, the Second Amendment Agreement, any Accession Deed, any Compliance Certificate, any Fee Letter, any Hedging Agreement, the Intercreditor Agreement, the Deed of Guarantee, any CBF Security Coordination Agreement, any Resignation Letter, any Selection Notice, any Increase Confirmation - Cancelled Commitments, any Ancillary Document, any Transaction Security Document, any Account Control Agreement (prior to the granting of any CBF Security), any Utilisation Request, any Additional Facility Notice, any Additional Facility Lender Accession Notice and any other document designated as a Finance Document by the Agent and the Company in writing, provided that where the term Finance Document is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)           the definition of Material Adverse Effect;

(b)            paragraph (a) of the definition of Permitted Transaction;

(c)            the definition of Transaction Documents;

(d)           Clauses 2.4 (Finance Parties’ rights and obligations) and 2.5 (Obligors’ Agent);

(e)           the definition of Transaction Security Documents;

(f)            paragraph (a)(v) of Clause 1.2 (Construction); and

(g)            Clause 25 (Events of Default) (other than Clause 25.14 (Repudiation and rescission of agreements) and Clause 25.17 (Acceleration)),

and for the avoidance of doubt, a Hedging Agreement shall be a Finance Document for the purpose of the Deed of Guarantee.

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5.	Definition of “First Utilisation Date” in Clause 1.1 (Definitions)	No equivalent provision in the Original Facilities Agreement.

The following definition shall be added after the definition of “First Test Date” in Clause 1.1 (Definitions):

First Utilisation Date means the Initial Utilisation Date in respect of an Initial Facility which first occurs under this Agreement.

6.	The definitions of “Additional Security Provider”, “First Test Date”, Paragraph (a) of the definition of “Permitted Joint Venture Investment”, paragraph (g) of the definition of “Permitted Loan”, paragraph (j)(iii) of the definition of “Permitted Payment”, paragraph (i) of “Permitted Share Issue”, Clause 1.11 (Management amendments), Clause 4.1 (Initial Conditions Precedent), Clause 5.2(b) (Completion of a Utilisation Request for Loans), Clause 20.1 (Transaction expenses), Clause 22.1 (Financial statements), Clause 22.6 (Controlled Entities Documents), Clause 24.29 (Conditions subsequent), 24.30 (Loan Disbursement Account), Part A (Term Facility) of Part I (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent and Conditions Subsequent) and Schedule 10 (Security Principles)	All the references to “Initial Utilisation Date in respect of the Initial Term Facility” or similar expression.

All the references to “Initial Utilisation Date in respect of the Initial Term Facility” in the definitions of “Additional Security Provider”, “First Test Date”, Paragraph (a) of the definition of “Permitted Joint Venture Investment”, paragraph (g) of the definition of “Permitted Loan”, paragraph (j)(iii) of the definition of “Permitted Payment”, paragraph (i) of “Permitted Share Issue”, Clause 1.11 (Management amendments), Clause 4.1 (Initial Conditions Precedent), Clause 5.2(b) (Completion of a Utilisation Request for Loans), Clause 20.1 (Transaction expenses), Clause 22.1 (Financial statements), Clause 22.6 (Controlled Entities Documents), Clause 24.29 (Conditions subsequent), 24.30 (Loan Disbursement Account), Part A (Term Facility) of Part I (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent and Conditions Subsequent) and Schedule 10 (Security Principles) shall be deleted in its entirety and replaced with “the First Utilisation Date”.

For the avoidance of doubt, the title of Part A (Term Facility) of Part I (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent and Conditions Subsequent) (being “Part A – Term Facility”) shall be deleted in its entirety and be replaced with “Part A – Any Initial Facility”.

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7.	Sub-paragraph (j)(iii)(G) of the definition of “Permitted Payment” in Clause 1.1 (Definitions)

(G)        US$30,000,000 (or its equivalent) in aggregate during the period from (and including) the sixth anniversary of the Initial Utilisation Date of the Initial Term Facility to (and including) the Termination Date of the Initial Utilisation Date of the Initial Term Facility;

Sub-paragraph (j)(iii)(G) of the definition of “Permitted Payment” in Clause 1.1 (Definitions) shall be deleted in its entirety and be replaced with the following:

(G)        US$30,000,000 (or its equivalent) in aggregate during the period from (and including) the sixth anniversary of the First Utilisation Date to (and including) the Termination Date of the Initial Term Facility;

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8.	Definition of “Permitted Security Release” in Clause 1.1 (Definitions)

Permitted Security Release means:

(a)      the release of any Transaction Security for the purpose of facilitating or completing any Permitted Transaction; and

(b)     the release of any CBF Security pursuant to paragraph (j) of Clause 24.29 (Conditions subsequent).

The definition of “Permitted Security Release” shall be deleted in its entirety and be replaced with the following:

Permitted Security Release means:

(a)          the release of any Transaction Security for the purpose of facilitating or completing any Permitted Transaction;

(b)           the release of any CBF Security pursuant to paragraph (j) of Clause 24.29 (Conditions subsequent); and

(c)           the release of any Transaction Security (other than any CBF Security) on the earlier of (i) the date on which the Initial Term Facility Commitment is cancelled by the Company in full and (ii) the date immediately following the last day of the Availability Period of the Initial Term Facility, provided that no Initial Term Facility Loan is outstanding as at such date.

9.	Definition of “Second Amendment Agreement” in Clause 1.1 (Definitions)	No equivalent provision in the Original Facilities Agreement.

The following definition shall be added after the definition of “Screen Rate” in Clause 1.1 (Definitions):

Second Amendment Agreement means the second amendment agreement to this Agreement dated _____________________________ 2022 between, among others, the Company, the Arrangers and the Agent.

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10.	Definition of “Total Cash Bridge Facility (Tranche A) Commitments (Collateralised)” in Clause 1.1 (Definitions)	No equivalent provision in the Original Facilities Agreement.

The following definition shall be added after the definition of “Total Cash Bridge Facility (Tranche A) Commitments” in Clause 1.1 (Definitions):

Total Cash Bridge Facility (Tranche A) Commitments (Collateralised) means an amount in US$ of the Total Cash Bridge Facility (Tranche A) Commitments as notified by the Company to the Agent pursuant to Clause 5.9 (Collateralised Commitments of Cash Bridge Facilities), provided that such amount shall not exceed the Total Cash Bridge Facility (Tranche A) Commitments.

11.	Definition of “Total Cash Bridge Facility (Tranche B) Commitments (Collateralised)” in Clause 1.1 (Definitions)	No equivalent provision in the Original Facilities Agreement.

The following definition shall be added after the definition of “Total Cash Bridge Facility (Tranche B) Commitments” in Clause 1.1 (Definitions):

Total Cash Bridge Facility (Tranche B) Commitments (Collateralised) means an amount in US$ of the Total Cash Bridge Facility (Tranche B) Commitments as notified by the Company to the Agent pursuant to Clause 5.9 (Collateralised Commitments of Cash Bridge Facilities), provided that such amount shall not exceed the Total Cash Bridge Facility (Tranche B) Commitments.

12.	Clause 1.2 (Construction)	No equivalent provision in the Original Facilities Agreement.

The following paragraph shall be added as new paragraph (x) of Clause 1.2 (Construction):

(x)           Any reference to “the Cash Bridge Facility (Tranche A) Loan” or “the Cash Bridge Facility (Tranche B) Loan” in this Agreement shall refer to any and all Cash Bridge Facility (Tranche A) Loans or Cash Bridge Facility (Tranche B) Loans (as the case may be).

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13.B	Sub-paragraph (iii) of paragraph (a) of Clause 4.3 (Certain Funds Utilisation)	(iii) (in respect of any subsequent Utilisation of the Initial Term Facility which is applied towards the payment of the Portfolio Company Liability or any other purchase price payable for the Merger pursuant to the Merger Documents but not yet funded by the first Utilisation of the Initial Term Facility) only) the Agent has, on or prior to the proposed Utilisation Date in respect of such Initial Term Facility, received (or the Agent has waived the requirement to receive) evidence that at least 50% of such Portfolio Company Liability has been funded or will be funded concurrently with the proposed Utilisation by way of New Shareholder Injections.

Sub-paragraph (iii) of paragraph (a) of Clause 4.3 (Certain Funds Utilisation) shall be deleted in its entirety and be replaced with the following:

(iii)          (in respect of any subsequent Utilisation of any Initial Facility which is applied towards the payment of the Portfolio Company Liability or any other purchase price payable for the Merger pursuant to the Merger Documents only) the Agent has, on or prior to the proposed Utilisation Date in respect of such Initial Facility, received (or the Agent has waived the requirement to receive) evidence that the aggregate amount of the Equity Investment (on a cumulative basis and including any New Shareholder Injection to be made on or before the proposed Utilisation Date) is not less than 50 per cent of the aggregate amount of (x) the aggregate amount of the Equity Investment (on a cumulative basis and including any New Shareholder Injection to be made on or before the proposed Utilisation Date), (y) the aggregate amount drawn under the Initial Term Facility and the Cash Bridge Facilities (on a cumulative basis and including any amount to be drawn on the proposed Utilisation Date), and (z) the cumulative Target Cash which has been or will be applied on the proposed Utilisation Date towards the Portfolio Company Liability or any other purchase price payable for the Merger pursuant to the Merger Documents, and the aggregate amount of (x), (y) and (z) will be sufficient to pay for the Portfolio Company Liability or any other purchase price which the Company is required to pay for the Merger pursuant to the Merger Documents on a cumulative basis as at the proposed Utilisation Date; and

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14.	Sub-paragraph (iv) of paragraph (a) of Clause 4.3 (Certain Funds Utilisation)	No equivalent provision in the Original Facilities Agreement.

The following paragraph shall be added as a new sub-paragraph (a)(iv) of Clause 4.3 (Certain Funds Utilisation):

(iv)         (in respect of any Utilisation of the Initial Term Facility) the Agent has received evidence that the balance standing to the credit of the Debt Service Reserve Account is or will not be less than the Debt Service Reserve Amount applicable to the Debt Service Reserve Period starting on that Utilisation Date.

15.	Clause 4.5 (a) (Maximum number of Utilisations and limitation)

(a)       Unless otherwise agreed by the Agent, the Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)         more than eight Initial Term Facility Loans would be outstanding;

(ii)       more than one Cash Bridge Facility (Tranche A) Loan would be outstanding; and

(iii)      more than one Cash Bridge Facility (Tranche B) Loan would be outstanding.

Clause 4.5 (a) (Maximum number of Utilisations and limitation) shall be deleted in its entirety and be replaced with the following:

(a)       Unless otherwise agreed by the Agent, the Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)         more than eight Initial Term Facility Loans would be outstanding;

(ii)       more than five Cash Bridge Facility (Tranche A) Loans would be outstanding; and

(iii)      more than five Cash Bridge Facility (Tranche B) Loans would be outstanding.

16.	Clause 4.5 (c) (Maximum number of Utilisations and limitation)	(c) The Cash Bridge Facility (Tranche A) and the Cash Bridge Facility (Tranche B) may only be utilised on the Initial Utilisation Date in respect of the Initial Term Facility.

Clause 4.5 (c) (Maximum number of Utilisations and limitation) shall be deleted in its entirety and be replaced with the following:

(c)       The Company may utilise the Initial Facilities in any order it may choose in its sole discretion.

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17.	Clause 5.2 (Completion of a Utilisation Request for Loans)	No equivalent provision in the Original Facility Agreement.

The following paragraph should be added as a new paragraph (c) of Clause 5.2 (Completion of a Utilisation Request for Loans):

(c)          More than one Utilisation Request may be submitted for the same proposed Utilisation Date.

18.	Clause 5.9 (Collateralised Commitments of Cash Bridge Facilities)	No equivalent provision in the Original Facility Agreement.

The following paragraph should be added as a new Clause 5.9 (Collateralised Commitments of Cash Bridge Facilities):

The Company shall, on or prior to the date falling three (3) PRC Business Days prior to the proposed Initial Utilisation Date in respect of a Cash Bridge Facility, give a notice in writing to the Agent in which it shall specify the respective amount of the Total Cash Bridge Facility (Tranche A) Commitments (Collateralised) and the Total Cash Bridge Facility (Tranche B) Commitments (Collateralised), being the amount it will draw under the respective Cash Bridge Facilities in aggregate and pursuant to which the amount of Cash of the Target Group Members will be calculated for the purposes of Paragraphs (h)(i) and (h)(ii) of Clause 24.29 (Conditions subsequent) and Part B (Cash Bridge Facilities) of Part I (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent and Conditions Subsequent) and any part of the Total Cash Bridge Facility (Tranche A) Commitments which exceeds the Total Cash Bridge Facility (Tranche A) Commitments (Collateralised) and any part of the Total Cash Bridge Facility (Tranche B) Commitments which exceeds the Total Cash Bridge Facility (Tranche B) Commitments (Collateralised) will be deemed to be cancelled by the Company pursuant to Clause 9.2 (Voluntary cancellation) on the Initial Utilisation Date in respect of a Cash Bridge Facility.

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19.	Paragraph (h)(i) of Clause 24.29 (Conditions subsequent)	The reference to “the aggregate amount of Cash Bridge Facility (Tranche A) Loan outstanding as at the Initial Utilisation Date in respect of the Cash Bridge Facility (Tranche A)”

The reference to “the aggregate amount of Cash Bridge Facility (Tranche A) Loan outstanding as at the Initial Utilisation Date in respect of the Cash Bridge Facility (Tranche A)” shall be deleted in its entirety and replaced with “the Total Cash Bridge Facility (Tranche A) Commitments (Collateralised)”.

20.	Paragraph (h)(ii) of Clause 24.29 (Conditions subsequent)	(ii) within 15 Business Days of the Initial Utilisation Date in respect of the Cash Bridge Facility (Tranche B), first priority Transaction Security is granted over Cash held in the onshore bank accounts of Onshore Group Members opened with each Original Cash Bridge Facility (Tranche B) Lender (the CBF Tranche B Accounts) with an aggregate credit balance of Cash in RMB in the CBF Tranche B Accounts of an amount which is equal to or greater than the aggregate amount of Cash Bridge Facility (Tranche B) Loan outstanding as at the Initial Utilisation Date in respect of the Cash Bridge Facility (Tranche B) multiplied by (A) 1.10 (if the Base Currency of the Cash Bridge Facility (Tranche B) Loan is RMB or, if the Base Currency of the Cash Bridge Facility (Tranche B) Loan is US$, FX hedging in the CBF Currency has been entered into in connection with such Cash denominated in RMB and such Cash in RMB is converted to the CBF Currency using the exchange rate agreed in such FX hedging) or (B) 1.15 (if the Base Currency of the Cash Bridge Facility (Tranche B) Loan is US$ and no FX hedging in the CBF Currency has been entered into in connection with such Cash denominated in RMB, in which case, for the purpose of this calculation, such currency will be converted to the CBF Currency at the CBF Exchange Rate as at the date falling one PRC Business Day before the CBF Security Signing Date in relation to the Cash Bridge Facility (Tranche B)) (CBF Tranche B Cash, together with CBF Tranche A Cash, CBF Cash), provided that in each case the CBF Tranche B Cash shall be deposited and maintained in the CBF Tranche B Accounts opened with each Original Cash Bridge Facility (Tranche B) Lender in an amount pro rata to its Cash Bridge Facility (Tranche B) Commitment (all the requirements on the amount of the CBF Tranche B Cash in this paragraph (ii) collectively being the CBF Tranche B Cash Requirements);

Paragraph (h)(ii) of Clause 24.29 (Conditions subsequent) shall be deleted in its entirety and be replaced with the following:

(ii)           within 15 Business Days of the Initial Utilisation Date in respect of the Cash Bridge Facility (Tranche B), first priority Transaction Security is granted over Cash held in the onshore bank accounts of Onshore Group Members opened with each Original Cash Bridge Facility (Tranche B) Lender (the CBF Tranche B Accounts) with an aggregate credit balance of Cash in RMB in the CBF Tranche B Accounts of an amount which is equal to or greater than the Total Cash Bridge Facility (Tranche B) Commitments (Collateralised) multiplied by (A) 1.10 (if the Base Currency of the Cash Bridge Facility (Tranche B) Loan is RMB or, if the Base Currency of the Cash Bridge Facility (Tranche B) Loan is US$, FX hedging in the CBF Currency has been entered into in connection with such Cash denominated in RMB and such Cash in RMB is converted to the CBF Currency using the exchange rate agreed in such FX hedging) or (B) 1.15 (if the Base Currency of the Cash Bridge Facility (Tranche B) Loan is US$ and no FX hedging in the CBF Currency has been entered into in connection with such Cash denominated in RMB, in which case, for the purpose of this calculation, such currency will be converted to the CBF Currency at the CBF Exchange Rate as at the date falling one PRC Business Day before the CBF Security Signing Date in relation to the Cash Bridge Facility (Tranche B)) (CBF Tranche B Cash, together with CBF Tranche A Cash and in each case, subject to any release and reduction pursuant to paragraph (j) of this Clause 24.29 below, CBF Cash), provided that in each case the CBF Tranche B Cash shall be deposited and maintained in the CBF Tranche B Accounts opened with each Original Cash Bridge Facility (Tranche B) Lender in an amount pro rata to its Cash Bridge Facility (Tranche B) Commitment (all the requirements on the amount of the CBF Tranche B Cash in this paragraph (ii) collectively being the CBF Tranche B Cash Requirements);

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21.	Sub-paragraph (j)(ii)(C) of Clause 24.29 (Conditions subsequent)	(C) the CBF Cash shall be repatriated to a Dividends Collection Account held by an Offshore Material Company with the Agent or its Affiliates and shall be applied towards prepayment of the relevant Cash Bridge Facility Loan within one Business Day after such proceeds are credited into the aforementioned Dividends Collection Account.

Sub-paragraph (j)(ii)(C) of Clause 24.29 (Conditions subsequent) shall be deleted in its entirety and be replaced with the following:

(C)  the CBF Cash shall be repatriated to a Dividends Collection Account held by an Offshore Material Company with the Agent or its Affiliates and shall be applied towards prepayment of the relevant Cash Bridge Facility Loan within one Business Day after such proceeds are credited into the aforementioned Dividends Collection Account;

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22.	Paragraph (j) of Clause 24.29 (Conditions subsequent)	No equivalent provision in the Original Facility Agreement.

The following paragraphs shall be added as new sub-paragraphs (j)(iv) and (j)(v) of Clause 24.29 (Conditions subsequent):

(iv)         (after the expiry of the Availability Period of Cash Bridge Facility (Tranche A)) if the amount of CBF Tranche A Cash standing to the credit of the CBF Tranche A Accounts exceeds the aggregate amount of Cash Bridge Facility (Tranche A) Loans outstanding as at the end of the Availability Period of the Cash Bridge Facility (Tranche A) multiplied by (A) 1.10 (if the Base Currency of the Cash Bridge Facility (Tranche A) Loans is RMB or, if the Base Currency of the Cash Bridge Facility (Tranche A) Loans is US$, FX hedging in the CBF Currency has been entered into in connection with such Cash denominated in RMB and such Cash in RMB is converted to the CBF Currency using the exchange rate agreed in such FX hedging) or (B) 1.15 (if the Base Currency of the Cash Bridge Facility (Tranche A) Loans is US$ and no FX hedging in the CBF Currency has been entered into in connection with such Cash denominated in RMB, in which case, for the purpose of this calculation, such currency will be converted to the CBF Currency at the CBF Exchange Rate as at the date of proposed release), in an amount up to such excess at the request of the Company; or

(v)          (after the expiry of the Availability Period of Cash Bridge Facility (Tranche B)) if the amount of CBF Tranche B Cash standing to the credit of the CBF Tranche B Accounts exceeds the aggregate amount of Cash Bridge Facility (Tranche B) Loans outstanding as at the end of the Availability Period of the Cash Bridge Facility (Tranche B) multiplied by (A) 1.10 (if the Base Currency of the Cash Bridge Facility (Tranche B) Loans is RMB or, if the Base Currency of the Cash Bridge Facility (Tranche B) Loans is US$, FX hedging in the CBF Currency has been entered into in connection with such Cash denominated in RMB and such Cash in RMB is converted to the CBF Currency using the exchange rate agreed in such FX hedging) or (B) 1.15 (if the Base Currency of the Cash Bridge Facility (Tranche B) Loans is US$ and no FX hedging in the CBF Currency has been entered into in connection with such Cash denominated in RMB, in which case, for the purpose of this calculation, such currency will be converted to the CBF Currency at the CBF Exchange Rate as at the date of proposed release), in an amount up to such excess at the request of the Company,

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23.	Paragraph 11 of Part A (Term Facility) of Part I (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent and Conditions Subsequent)	11. Evidence that the Debt Service Reserve Account is opened and the balances standing to the credit of such account is or will not be less than the Debt Service Reserve Amount applicable to the Debt Service Reserve Period starting on the Initial Utilisation Date in respect of the Initial Term Facility.

Paragraph 11 of Part A (Term Facility) of Part I (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent and Conditions Subsequent) shall be deleted in its entirety and be replaced with the following:

11. Evidence that the Debt Service Reserve Account is opened.

24.	Paragraph 2 of Part B (Cash Bridge Facilities) of Part I (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent and Conditions Subsequent)	The reference to “the amount of proposed Cash Bridge Facility (Tranche A) Loan to be drawn”	The reference to “the amount of proposed Cash Bridge Facility (Tranche A) Loan to be drawn” shall be deleted in its entirety and replaced with “the Total Cash Bridge Facility (Tranche A) Commitments (Collateralised)”.

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25.	Paragraph 3 of Part B (Cash Bridge Facilities) of Part I (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent and Conditions Subsequent)	The reference to “the amount of proposed Cash Bridge Facility (Tranche B) Loan to be drawn”	The reference to “the amount of proposed Cash Bridge Facility (Tranche B) Loan to be drawn” shall be deleted in its entirety and replaced with “the Total Cash Bridge Facility (Tranche B) Commitments (Collateralised)”.

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SIGNATURES

THE COMPANY

GARNET FAITH LIMITED

By	/s/ David Haifeng Liu

Garnet Faith Limited

c/o DCP Capital

21/F, York House, The Landmark, 15 Queen’s Road Central, Hong Kong

Attention: Julian Wolhardt

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Unit 5201, Fortune Financial Center,

5 Dongsanhuan Zhonglu, Chaoyang District, Beijing 100020, China

Attention: Judie Ng Shortell

Email: jngshortell@paulweiss.com

Kirkland & Ellis LLP

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attention: Jacqueline Zheng; Daniel Dusek; Joseph Raymond Casey

Email: jacqueline.zheng@kirkland.com; daniel.dusek@kirkland.com;

joseph.casey@kirkland.com

Weil, Gotshal & Manges LLP

29/F, Alexandra House

18 Chater Road, Central

Hong Kong

Attention: Tim Gardner; William Welty

E-mail: tim.gardner@weil.com; william.welty@weil.com

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Brian E. Hamilton; Garth W. Bray

Email: hamiltonb@sullcrom.com; brayg@sullcrom.com